

                                                                                                          EXHIBIT 12.2
                                                                                                                Page 1




                                                         OHIO EDISON COMPANY

                                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                       Year Ended December 31,
                                                                ----------------------------------------------------------------
                                                                  1997         1998          1999          2000         2001
                                                                  ----         ----          ----          ----         ----
                                                                                     (Dollars   in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.......................     $293,194    $301,320      $297,689      $336,456      $350,212
   Interest and other charges, before reduction for
     amounts capitalized...................................      250,920     235,317       225,358       211,364       187,890
   Provision for income taxes..............................      187,805     191,261       191,835       212,580       239,135
   Interest element of rentals charged to income (a).......      117,409     115,310       113,804       109,497       104,507
                                                                --------    ---------     ---------     ---------     ---------
     Earnings as defined...................................     $849,328    $843,208      $828,686      $869,897      $881,744
                                                                ========    ========      ========      ========      ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt..............................     $204,285    $184,915      $178,217      $165,409      $150,632
   Other interest expense..................................       31,209      34,976        31,971        31,451        22,754
   Subsidiaries' preferred stock dividend requirements.....       15,426      15,426        15,170        14,504        14,504
   Adjustments to subsidiaries' preferred stock dividends
     to state on a pre-income tax basis....................        2,918       2,892         2,770         2,296         2,481
   Interest element of rentals charged to income (a).......      117,409     115,310       113,804       109,497       104,507
                                                                --------    ---------     ---------     ---------     ---------
     Fixed charges as defined.............................      $371,247    $353,519      $341,932      $323,157      $294,878
                                                                ========    ========      ========      ========      ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
   CHARGES (b).............................................         2.29          2.39          2.42          2.69          2.99
                                                                    ====          ====          ====          ====          ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating
    $3,828,000 and $2,209,000 for each of the two years ended December 31, 1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.





                                                                                                          EXHIBIT 12.2
                                                                                                                Page 2





                                                         OHIO EDISON COMPANY

                                        CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                                    PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)



                                                                                      Year Ended December 31,
                                                                ----------------------------------------------------------------
                                                                  1997         1998          1999          2000         2001
                                                                  ----         ----          ----          ----         ----
                                                                                     (Dollars   in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
     Income before extraordinary items.......................   $293,194    $301,320      $297,689      $336,456      $350,212
   Interest and other charges, before reduction
     for amounts capitalized.................................    250,920     235,317       225,358       211,364       187,890
   Provision for income taxes................................    187,805     191,261       191,835       212,580       239,135
   Interest element of rentals charged to income (a).........    117,409     115,310       113,804       109,497       104,507
                                                                ---------   --------      --------      --------      --------
     Earnings as defined.....................................   $849,328    $843,208      $828,686      $869,897      $881,744
                                                                ========    ========      ========      ========      ========

FIXED CHARGES AS DEFINED IN REGULATION S-K
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest on long-term debt................................   $204,285    $184,915      $178,217      $165,409      $150,632
   Other interest expense....................................     31,209      34,976        31,971        31,451        22,754
   Preferred stock dividend requirements.....................     27,817      27,395        26,717        25,628        25,206
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis......................     10,503      10,140         9,859         8,976         9,412
   Interest element of rentals charged to income (a).........    117,409     115,310       113,804       109,497       104,507
                                                                ---------   --------      --------      --------      ---------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)..........   $391,223    $372,736      $360,568      $340,961      $312,511
                                                                ========    ========      ========      ========      ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS) (b)................................       2.17        2.26          2.30          2.55          2.82
                                                                    ====        ====          ====          ====          ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating
    $3,828,000 and $2,209,000 for each of the two years ended December 31, 1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.
